EXHIBIT 10.1.3

[NOTE: WILLIAM F. GARRETT, WILLIAM H. HARDMAN, JR. AND DONALD C. WALKER ENTERED INTO SUCH AGREEMENTS ON AUGUST 24, 2005, AND THE TERMS OF THEIR AGREEMENTS IN PARAGRAPH 3 BELOW ARE 18 MONTHS.]

                                     FORM OF

                         DELTA WOODSIDE INDUSTRIES, INC.
                                DELTA MILLS, INC.
                           DELTA MILLS MARKETING, INC.
                TERMINATION OF DEFERRED COMPENSATION ARRANGEMENT

         This Termination of Deferred Compensation Arrangement (this "Agreement") is effective as of the ____ day of August, 2005 by and between Delta Woodside Industries, Inc. ("DWI"), Delta Mills, Inc. ("Delta Mills"), Delta Mills Marketing, Inc. ("DMM"; together with DWI and Delta Mills, the "Companies") and the undersigned individual ("Employee").

WHEREAS,  Employee  currently  is an  employee  of one of the  Companies  and is
entitled  to  certain   benefits   under  the  Delta   Woodside  Group  Deferred
Compensation Plan for Key Managers (the "Plan"); and

WHEREAS, the Companies propose to terminate the Plan with respect to Employee, subject to the terms and conditions of this Agreement, and Employee hereby accepts the termination of the Plan with respect to Employee, subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and representations made herein, the parties agree as follows:

1. THIS AGREEMENT SHALL ONLY BE EFFECTIVE IF EXECUTED BY EMPLOYEE AND DELIVERED TO THE COMPANIES NOT LATER THAN SEPTEMBER __, 2005 [14 DAYS AFTER DELIVERY TO EMPLOYEE].

2. Upon execution by Employee and subject to the terms and conditions of this Agreement, the Plan is hereby terminated with respect to Employee. The Companies shall pay Employee all of Employee's vested and accrued but unpaid benefits under the Plan as soon as reasonably practicable following the date of this Agreement (and in any event not later than 45 days after the date of this Agreement).

3. Employee agrees that, for the period of [eighteen months or as determined by formula] from the date of this Agreement (the "Term"), Employee will continue to serve in Employee's current position as a full-time employee of the Company by whom Employee is currently employed ("Employer"); provided, however, that, Employee may, by written notice to Employer, terminate Employee's obligations under this Section 3 for Good Reason. In addition, an Employee who is not an executive officer may retire prior to the end of the Term if Employee has reached age 65, provided that this shall not affect the duration of the Employee's obligations under Section 4.

4. Employee agrees that, if prior to the end of the Term (i) Employee terminates his or her employment other than for Good Reason or (ii) Employer terminates Employee's employment for Cause, Employee shall be bound to the following provisions for the remaining portion of the Term:

     A. Employee covenants and agrees not to directly or indirectly (in Employee's individual capacity or on behalf of any third party) compete with any Company by working in a position or performing duties that are the same or similar as that or those that Employee currently holds or performs for Employer on behalf of a competing company that is in the business of selling or manufacturing products in competition with any Company (other than as a passive investor owning less than a 5% equity interest), including without limitation as a proprietor, partner, investor, shareholder, director, officer, employee, consultant or independent contractor or otherwise, in: (i) any part of the world or any state or region or county in the United States, its territories or Puerto Rico in which any Company sold or delivered product during Employer's 2005 fiscal year; or (ii) the Southeastern United States (including, Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee or Virginia); or (iii) South Carolina; or (iv) Greenville County, South Carolina.

     B. Employee covenants and agrees not to directly or indirectly (in Employee's individual capacity or on behalf of any third party) solicit, influence, contact, sell to, service or deal with ("Solicit") any Customer (or provide information or assistance to a third party that would enable or help such third party to Solicit a Customer) for the purpose of: (i) providing products to such Customer that are competitive with or similar to the products manufactured or sold by any Company in competition (directly or indirectly) with any Company; or (ii) diverting or attempting to divert from any Company all or part of the business of the Customer or reducing or attempting to reduce the amount of product sold by any Company to such Customer. For the purposes of this section, "Customer" shall mean any actual customer of any Company (i) that Employee Solicited during Employee's employment with Employer, or (ii) that Employee knows purchased product from any Company, or knows has been Solicited by or on behalf of any Company, at any time since July 1, 2004, or (iii) with respect to which Employee has had access to the pricing, purchasing or similar information developed by any Company.

5. Employee acknowledges that, notwithstanding any other provision of this Agreement, Employer may terminate Employee's employment at any time for any or no reason, with or without notice.

6.   For purposes of this Agreement:

     A. "Cause" for termination occurs when Employee (i) is convicted or pleads guilty or nolo contendere to a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct;
          (ii) commits any act of fraud or dishonesty with respect to any of the Companies; (iii) takes other action that is likely, in the reasonable good faith judgment of Employer, to have a material adverse effect upon the Companies or Employee's ability to represent Employer; (iv) materially breaches or willfully fails or refuses to perform and discharge Employee's duties, responsibilities and obligations assigned to Employee by Employer, or repeatedly fails to follow (or insubordination concerning) reasonable directives and performance standards established by Employer; (v) commits any act of moral turpitude or willful misconduct or misappropriation that is intended to result in personal enrichment of Employee at the expense of any of the Companies or that has a material adverse impact on the business or reputation of the Companies; (vi) intentionally causes material damage to the property or business of the Companies; or (vii) violates or breaches any provision of this Agreement.

     B. "Good Reason" for Employee to terminate employment occurs if any of the following conditions is not cured within 30 days after written notice of such condition is given by Employee to Employer: (a) A reduction in Employee's cash compensation from Employee's cash compensation in effect at the date of this Agreement; or (b) A material reduction in Employee's position, duties or authority with Employer.

7. None of the Companies makes any representation as to the tax consequences to Employee of executing this Agreement. Employee understands that he or she should consult with Employee's personal tax advisor if Employee wishes to receive any assurances regarding such tax consequences.

8. This Agreement is the entire agreement between the parties with respect to the subject matter addressed herein, and supersedes any prior or contemporaneous oral or written agreements or understandings. This Agreement shall not be construed to affect any entitlement Employee may or may not have with respect to severance or vacation pay. This Agreement may not be amended except by written amendment duly executed by the party against whom such amendment is to be enforced.

9. This Agreement shall be governed by the laws of South Carolina without regard to the application of the principles of conflicts of laws.




Executed as of the date first above written.

 DELTA WOODSIDE INDUSTRIES, INC.            DELTA MILLS, INC.


By: ________________________                By: ________________________
Name: ______________________                Name: ______________________
Title: _____________________                Title: _____________________

DELTA MILLS MARKETING, INC.


By:_________________________
Name:_______________________
Title:______________________


I hereby accept the termination of the Plan with respect to myself, subject to the terms and conditions of this Agreement, and I agree to this Agreement.

PARTICIPANT


____________________________
Name: ______________________